UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2015

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets
On April 11, 2015, Clean Harbors, Inc. (“Clean Harbors”) completed the acquisition of Heckmann Environmental Services, Inc. (“HES”) and Thermo Fluids Inc. (“TFI”), a wholly-owned subsidiary of HES. The acquisition was accomplished through a purchase by Safety-Kleen, Inc. (“SK”), a wholly-owned subsidiary of Clean Harbors, of all of the issued and outstanding shares of HES from Nuverra Environmental Solutions, Inc. (“NES”). TFI provides environmental services, including used oil recycling, used oil filter recycling, antifreeze products, parts washers and solvent recycling, and industrial waste management services, including vacuum services, remediation, lab pack and hazardous waste management. HES is a holding company that does not conduct any operations.

The terms of the acquisition were as set forth in a Stock Purchase Agreement, dated as of February 3, 2015 (the “SPA”), by and among NES, HES, TFI and SK. Under the SPA, SK paid a purchase price of $85 million in cash, subject to certain closing and post-closing adjustments relating to working capital and certain other assumed liabilities. The acquisition was financed with cash on hand. Additional information regarding the acquisition is contained in the April 14, 2015 press release referenced in Item 9.01 below.

Item 9.01.	Financial Statements and Exhibits
(a) Financial Statements of Business Acquired

Based upon information provided to the United States Securities and Exchange Commission (the “SEC”) by Clean Harbors, the SEC has indicated that it would not object if Clean Harbors did not file financial statements for the acquired companies.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

July 10, 2015	/s/ James M. Rutledge
Vice Chairman, President and Chief Financial Officer